UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 7, 2021

(Date of earliest event reported)

TOOTSIE ROLL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-01361 (Commission File Number)	22-1318955 (IRS Employer Identification No.)

7401 South Cicero Avenue
Chicago, IL 60629
(Address of principal executive offices)

Registrant’s telephone number including area code: (773) 838-3400

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, par value $0.69-4/9 per share	TR	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Tootsie Roll Industries, Inc. (the "Company") held on May 3, 2021, the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Company's definitive proxy statement for the annual meeting previously filed with the Securities and Exchange Commission. Each of the proposals was approved by the shareholders pursuant to the voting results set forth below.

Proposal 1 - Election of Directors

The four nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders and until their successors are elected and duly qualified. The tabulation of votes was:

	Votes For	Votes Withheld	Broker Non-Votes
Ellen R. Gordon Virginia L. Gordon	289,771,072 289,319,612	7,144,211 7,595,671	6,591,503 6,591,503
Barre A. Seibert	289,000,877	7,914,406	6,591,503
Lana Jane Lewis-Brent	289,054,653	7,860,630	6,591,503
Paula M. Wardynski	289,518,110	7,397,173	6,591,503

Proposal 2 – Ratification of Appointment of Grant Thornton LLP as the Independent Registered Public Accounting Firm of the Company for 2021

The appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal year ending December 31, 2021 was ratified by a vote of 299,425,508 for the motion and 4,016,679 against the motion. Abstain votes were 64,598 and broker non-votes were 0.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed thereunto duly authorized.

May 7, 2021	TOOTSIE ROLL INDUSTRIES, INC.

	By:	/S/ G. HOWARD EMBER, JR.
G. Howard Ember, Jr.
Vice President Finance and Chief Financial Officer

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